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                                                                   EXHIBIT 23.11

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the registration statements on Form S-4 of ScanSoft, Inc. of our report dated January 30, 2005 with respect to the financial statements of Phonetic Systems Ltd. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 which appear in Form 8-K/A dated April 18, 2005. We also consent to the references to us under the headings "Experts" in such registration Statement.

                                                /s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
June 1, 2005                                    A Member of Ernst & Young Global